UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2010

TF FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	0-24168	74-2705050
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Penns Trail, Newtown, Pennsylvania	18940
(Address of principal executive offices)	(Zip Code

Registrant's telephone number, including area code:  (215) 579-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TF FINANCIAL CORPORATION
INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2010, the Registrant’s Board of Directors appointed Messrs. Joseph F. Slabinski, III, Kenneth A. Swanstrom, and James B. Wood to the Board of Directors to fill the vacancies created by the amendment to the Bylaws increasing the size of the Board of Directors, as discussed below.  Director Slabinski was appointed for a term to expire in 2012, and until his successor is elected and qualified.  Directors Swanstrom and Wood were appointed for a term to expire in 2013, and until their successors are elected and qualified.  Directors Slabinski, Swanstrom and Wood also serve on the Board of Directors of the Registrant’s wholly-owned subsidiary, Third Federal Bank.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2010, the Registrant’s Board of Directors amended Article III, Section 2, of the Registrant’s bylaws to increase the size of the board by three persons to eight members.  A copy of Article III, Section 2, of the Registrant’s bylaws, as amended, is filed with this Form 8-K as an exhibit.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 3.2 – Article III, Section 2, of the Bylaws of TF Financial Corporation, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TF FINANCIAL CORPORATION

Date:	August 3, 2010	By:	/s/ Kent C. Lufkin
Kent C. Lufkin
President and Chief Executive Officer
(Duly Authorized Representative)